Exhibit 99.B9(c)
                          ACCOUNTING SERVICES AGREEMENT
                          -----------------------------


         AGREEMENT dated as of September 30, 1997 between Fleming Capital Mutual Fund Group, Inc. (the "Corporation"), a Maryland corporation, and Countrywide Fund Services, Inc. ("Countrywide"), an Ohio corporation.

         WHEREAS, the Corporation is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Corporation wishes to employ the services of Countrywide to provide the Corporation with certain accounting and pricing services with respect to the Corporation and each series identified on Schedule A (each, a "Fund" and collectively, the "Funds"), which may be amended by agreement of the parties from time to time; and

         WHEREAS,   Countrywide  wishes  to  provide  such  services  under  the conditions set forth below;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Corporation and Countrywide agree as follows:

         1.       APPOINTMENT.
                  ------------

                  The Corporation hereby appoints and employs Countrywide as agent to perform those services described in this Agreement for the Corporation. Countrywide shall act under such appointment and perform the obligations thereof upon the terms and conditions hereinafter set forth.

         2.       CALCULATION OF NET ASSET VALUE.
                  -------------------------------

                  Countrywide will calculate the net asset value of each Fund and the per share net asset value of each Fund, in accordance with the current prospectus and statement of additional information of each Fund, once daily as of the time selected by the Corporation's Board of Directors. Countrywide will prepare and maintain a daily valuation of all securities and other assets of the Corporation in accordance with instructions from a designated officer of the Corporation or its investment adviser and in the manner set forth in the Corporation's current prospectus and statement of additional information. In valuing securities of the Corporation, Countrywide may contract with, and rely upon market quotations provided by, outside services.

         3.       PAYMENT OF EXPENSES.
                  --------------------

                  Countrywide shall process each request received from the Corporation or its authorized agents for payment of the Corporation's expenses. Upon receipt of written instructions signed by an officer or other authorized agent of the Corporation, Countrywide shall prepare checks in the appropriate amounts which shall be signed by an authorized officer of Countrywide and mailed to the appropriate party.

         4.       FORM N-SAR.
                  -----------

                  Countrywide shall maintain such records within its control and shall be requested by the Corporation to assist the Corporation in fulfilling the requirements of Form N-SAR.

         5.       BOOKS AND RECORDS.
                  ------------------

                  Countrywide will maintain and keep current the general ledger for each Fund, recording all income and expenses, capital share activity and security transactions of the Funds. Countrywide will maintain such further books and records as are necessary to enable it to perform its duties under this Agreement, and will periodically provide reports to the Corporation and its authorized agents regarding share purchases and redemptions and trial balances of each Fund. Countrywide will prepare and maintain complete, accurate and current all records with respect to the Funds required to be maintained by the Corporation under the Internal Revenue Code of 1986, as amended (the "Code"), and under the rules and regulations of the 1940 Act, and will preserve said records in the manner and for the periods prescribed in the Code and the 1940 Act.

         All of the records prepared and maintained by Countrywide pursuant to this Agreement which are required to be maintained by the Corporation under the Code and the 1940 Act will be the property of the Corporation. In the event this Agreement is terminated, all such records shall be delivered to the Corporation at the Corporation's expense, and Countrywide shall be relieved of responsibility for the preparation and maintenance of any such records delivered to the Corporation.

         The records  that  Countrywide  will create and maintain and the daily,
monthly,   and  annual  (or  semiannual)  services  that  will  be  provided  by
Countrywide are set forth on Schedule B.

         6.       COOPERATION WITH ACCOUNTANTS.
                  -----------------------------

                  Countrywide shall cooperate with the Corporation's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their unqualified opinion where required for any document for the Corporation.

         7.       FURTHER ACTIONS.
                  ----------------

                  Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         8.       FEES.
                  -----

                  For the performance of the services under this Agreement, each Fund shall pay Countrywide a monthly fee in accordance with the schedule attached hereto as Schedule A. The fees with respect to any month shall be paid to Countrywide on the last business day of such month. The Corporation shall also promptly reimburse Countrywide for the cost of external pricing services utilized by Countrywide. Countrywide shall not be required to reimburse the Funds or the Funds' investment adviser for (or have deducted from its fees) any expenses in excess of expense limitations imposed by certain state securities commissions having jurisdiction over the Funds.

         9.       COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS.
                  ---------------------------------------------------

                  The parties hereto acknowledge and agree that nothing contained herein shall be construed to require Countrywide to perform any services for the Corporation which services could cause Countrywide to be deemed an "investment adviser" of the Corporation within the meaning of Section 2(a)(20) of the 1940 Act or to supersede or contravene the Corporation's prospectus or statement of additional information or any provisions of the 1940 Act and the rules thereunder. Except as otherwise provided in this Agreement and except for the accuracy of information furnished to it by Countrywide, the Corporation assumes full responsibility for complying with all applicable requirements of the 1940 Act, the Securities Act of 1933, as amended, and any other laws, rules and regulations of governmental authorities having jurisdiction.

         10.      REFERENCES TO COUNTRYWIDE.
                  --------------------------

                  The Corporation shall not circulate any printed matter which contains any reference to Countrywide without the prior written approval of Countrywide, excepting solely such printed matter as merely identifies Countrywide as Transfer, Dividend Disbursing, Shareholder Service and Plan Agent and Accounting Services Agent. The Corporation will submit printed matter requiring approval to Countrywide in draft form, allowing sufficient time for review by Countrywide and its counsel prior to any deadline for printing.

         11.      EQUIPMENT FAILURES.
                  -------------------

                  Countrywide shall take all steps necessary to minimize or avoid service interruptions, and has entered into one or more agreements making provision for emergency use of electronic data processing equipment. Countrywide shall have no liability with respect to equipment failures beyond its control.

         12.      INDEMNIFICATION OF COUNTRYWIDE.
                  -------------------------------

         A. Countrywide may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the 1940 Act and the rules thereunder, neither Countrywide nor its shareholders, officers, directors, employees, agents, control persons or affiliates of any thereof shall be subject to any liability for, or any damages, expenses or losses incurred by the Corporation in connection with any error of judgment, mistake of law, any act or omission connected with or arising out of any services rendered under or payments made pursuant to this Agreement or any other matter to which this Agreement relates, except by reason of willful misfeasance, bad faith or gross negligence on the part of any such persons in the performance of the duties of Countrywide under this Agreement or by reason of reckless disregard by any of such persons of the obligations and duties of Countrywide under this Agreement.

         B. Any person, even though also a director, officer, employee, shareholder, or agent of Countrywide, or any of its affiliates, who may be or become an officer, director, employee or agent of the Corporation, shall be deemed, when rendering services to the Corporation or acting on any business of the Corporation, to be rendering such services to or acting solely as an officer, director, employee or agent of the Corporation and not as a director, officer, employee, shareholder or agent of or one under the control or direction of Countrywide or any of its affiliates, even though paid by one of those entities.

         C. Notwithstanding any other provision of this Agreement, the Corporation shall indemnify and hold harmless Countrywide, its directors, officers, employees, shareholders, agents, control persons and affiliates from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which Countrywide may sustain or incur or which may be asserted against Countrywide by any person by reason of, or as a result of: (i) any action taken or omitted to be taken by Countrywide in good faith in reliance upon any certificate, instrument, order or share certificate reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the oral instructions or written instructions of an authorized person of the Corporation or upon the opinion of legal counsel for the Corporation or its own counsel; or
(ii) any action taken or omitted to be taken by Countrywide in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. However, indemnification under this subparagraph shall not apply to actions or omissions of Countrywide or its directors, officers, employees, shareholders or agents in cases of its or their own gross negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder.

         D. If a claim is made against Countrywide as to which Countrywide may seek indemnity under this Section, Countrywide shall notify the Corporation promptly after any written assertion of such claim threatening to institute an action or proceeding with respect thereto and shall notify the Corporation promptly of any action commenced against Countrywide within ten (10) days after Countrywide shall have been served with a summons or other legal process, giving information as to the nature and basis of the claim. Failure to so notify the Corporation shall not, however, relieve the Corporation from any liability which it may have on account of the indemnity under this Section if the Corporation has not been prejudiced in any material respect by such failure. Countrywide shall cooperate in the control of the defense of any action, suit or proceeding in which Countrywide is involved and for which indemnity is being provided by the Corporation to Countrywide. The Corporation may negotiate the settlement of any action, suit or proceeding subject to Countrywide's approval, which shall not be unreasonably withheld. Countrywide shall have the right, but not the obligation, to participate in the defense or settlement of a claim or action, with its own counsel, but any costs or expenses incurred by Countrywide in connection with, or as a result of, such participation will be borne solely by Countrywide.

         13.      INDEMNIFICATION OF THE CORPORATION
                  ----------------------------------

         A. Countrywide shall indemnify any hold harmless the Corporation, each Fund, and the Corporation's officers, directors, employees, shareholders, agents, control persons and affiliates from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which the Corporation may sustain or incur or which may be asserted against the Corporation by any person by reason of, or as a result of, the gross negligence, willful misconduct, or bad faith of Countrywide, or its directors, officers, employees, shareholders, agents, control persons or affiliates in taking any action or omitting to take any action under this Agreement or the reckless disregard of their duties thereunder.

         B. If a claim is made against the Corporation as to which the Corporation may seek indemnity under this Section, the Corporation shall notify Countrywide promptly after any written assertion of such claim threatening to institute an action or proceeding with respect thereto and shall notify Countrywide promptly of any action commenced against the Corporation within ten
(10) days after the Corporation shall have been served with a summons or other legal process, giving information as to the nature and basis of the claim. Failure to so notify Countrywide shall not, however, relieve Countrywide from any liability which it may have on account of the indemnity under this Section if Countrywide has not been prejudiced in any material respect by such failure. The Corporation shall cooperate in the control of the defense of any action, suit or proceeding in which Countrywide is involved and for which indemnity is being provided by Countrywide to the Corporation. Countrywide may negotiate the settlement of any action, suite or proceeding subject to the Corporation's approval, which shall not be unreasonably withheld. The Corporation shall have the right, but not the obligation, to participate in the defense or settlement of a claim or action, with its own counsel, but any costs or expenses incurred by the Corporation in connection with, or as a result of, such participation will be borne solely by the Corporation.

         14.      TERMINATION.
                  ------------

         A. The provisions of this Agreement shall be effective on the date first above written and shall continue in effect for an initial term of one year from that date. Thereafter, this Agreement shall continue in effect until terminated by either party.

         B. Either party may terminate this Agreement on any date by giving the other party at least sixty (60) days' prior written notice of such termination specifying the date fixed therefore. Upon termination of this Agreement, the Corporation shall pay to Countrywide such compensation as may be due as of the date of such termination, and shall likewise reimburse Countrywide for any out-of-pocket expenses and disbursements reasonably incurred by Countrywide to such date.

         C. In the event that in connection with the termination of this Agreement a successor to any of Countrywide's duties or responsibilities under this Agreement is designated by the Corporation by written notice to
Countrywide, Countrywide shall, promptly upon such termination and at the expense of the Corporation, transfer all records maintained by Countrywide under this Agreement and shall cooperate in the transfer of such duties and responsibilities, including providing for assistance from Countrywide's cognizant personnel in the establishment of books, records and other data by such successor.

         15.      SERVICES FOR OTHERS.
                  --------------------

                  Nothing in this Agreement shall prevent Countrywide or any affiliated person (as defined in the 1940 Act) of Countrywide from providing services for any other person, firm or corporation (including other investment companies); provided, however, that Countrywide expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Corporation under this Agreement.

         16.      LIMITATION OF LIABILITY.
                  ------------------------

                  It is expressly agreed that the obligations of the Corporation hereunder shall not be binding upon any of the Directors, shareholders, nominees, officers, agents or employees of the Corporation, personally, but bind only the property of the Corporation. The execution and delivery of this Agreement have been authorized by the Directors of the Corporation and signed by an officer of the Corporation, acting as such, and neither such authorization by such Directors nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the Corporation.

         17.      SEVERABILITY.
                  -------------

                  In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

         18.      QUESTIONS OF INTERPRETATION.
                  ----------------------------

                  This Agreement shall be governed by the laws of the State of Ohio. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         19.      NOTICES.
                  --------

                  All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including telex and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

    To the Trust:       Fleming Capital Mutual Fund Group, Inc.
                        c/o Wadsworth Group
                        2025 East Financial Way, Suite 101
                        Glendora, California 91741
                        Attention: Emmy Butts

    To Countrywide:     Countrywide Fund Services, Inc.
                        312 Walnut Street, 21st Floor
                        Cincinnati, Ohio 45202
                        Attention:  Robert G. Dorsey

or to such other address as any party may designate by notice complying with the terms of this Section 19. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date telecommunicated if by telegraph; (c) on the date of transmission with confirmed answer back if by telex, telefax or other telegraphic method; and (d) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

         20.      AMENDMENT.
                  ----------

                  This Agreement may not be amended or modified except by a written agreement executed by both parties.

         21.      BINDING EFFECT.
                  ---------------

                  Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

         22.      COUNTERPARTS.
                  -------------

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


         23.      FORCE MAJEURE.
                  --------------

                  If Countrywide shall be delayed in its performance of services or prevented entirely or in part from performing services due to causes or events beyond its control, including and without limitation, acts of God, interruption of power or other utility, transportation or communication services, acts of civil or military authority, sabotages, national emergencies, explosion, flood, accident, earthquake or other catastrophe, fire, strike or other labor problems, legal action, present or future law, governmental order, rule or regulation, or shortages of suitable parts, materials, labor or transportation, such delay or non-performance shall be excused and a reasonable time for performance in connection with this Agreement shall be extended to include the period of such delay or non-performance.

         24.      MISCELLANEOUS.
                  --------------

                  The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement and the rights and duties hereunder shall not be assignable with respect to a Fund by either party except with the prior written consent of the other party.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                         FLEMING CAPITAL MUTUAL FUND GROUP, INC.



                                         By: /s/ Jonathan K.L. Simon
                                            ---------------------------
                                         Its: President



                                         COUNTRYWIDE FUND SERVICES, INC.


                                         By: /s/ Robert A. Dorsey
                                            ------------------------
                                         Its: President

                                                                      Schedule A
                                                                      ----------



                                  COMPENSATION
                                  ------------

                                  Fleming Fund
                             Fleming Fledgling Fund

         Each Fund will pay Countrywide a monthly fee, according to the average net assets of such series during such month, as follows:

         Average Monthly Net Assets         Monthly Fee
         --------------------------         -----------

              0 - $ 25,000,000                $1,500
             25 -   50,000,000                 2,000
             50 -  100,000,000                 2,500
            100 -  200,000,000                 3,000
            Over   200,000,000                 4,000 plus .001%
                                               of such assets in
                                               excess of $200,000,000

                                                                      Schedule B
                                                                      ----------


                            FUND ACCOUNTING SERVICES
                            ------------------------

                     Required Records; Ledgers and Journals
                     --------------------------------------


         Countrywide shall maintain and keep current the following accounts and records relating to the business of the Fund, in such form as may be mutually agreed to between the Fund and Countrywide:

1)       Cash Receipts Journal
2)       Cash Disbursements Journal
3)       Dividends Paid and Payable Schedule
4)       Purchase and Sales Journals - Portfolio Securities
5)       Realized/Unrealized Gain (Loss) Reports
6)       Subscription and Redemption Journals
7)       Security Ledgers - Transaction Report and Tax Lot Holdings Report
8)       Broker Ledger - Commission Report
9)       Daily Expense Accruals
10)      Daily Interest Accruals
11)      Daily Trial Balance
12)      Portfolio Interest Receivable and Income Journal
13)      Portfolio Dividend Receivable and Income Register
14)      Listing  of  Portfolio  Holdings -  showing  cost,  market  value   and
         percentage of portfolio comprised of each security


                            Daily Accounting Services
                            -------------------------

1)       Calculate Net Asset Value (and Offering Price) Per Share:
         ---------------------------------------------------------

         -        Update the daily market value of securities held by each Fund
         -        Where necessary, enter manual prices supplied by broker
         - Prepare NAV proof sheet. Review components of change in NAV for reasonableness
         -        Review  variance  reporting  for  price changes in  individual securities using variance levels established by Funds
         -        Review for ex-dividend  items indicated by pricing  sources;
                  trace to general  ledger for agreement
         - Communicate required pricing information (NAV/POP) to the Corporation, Transfer Agent and, electronically, to NASDAQ

2)       Calculate Daily Dividend:
         -------------------------

         - Calculate net investment income available for distribution daily
         -        Calculate daily dividend rate, and 1,7,30-day yields
         -        Verify dollar-weighted average maturity

3)       Determine and Report Cash Availability:
         ---------------------------------------

         -        Receive  daily  cash  and  transaction   statements  from  the
                  custodian
         - Complete daily bank cash reconciliations (including documentation of any reconciling items) and notify the Fund's custodian
         -        Report investable cash to investment adviser (if any)

4)       Reconcile All Daily Expense Accruals:
         -------------------------------------

         -        Accrue  expenses  based on  percentage of Fund's net assets or specific dollar amounts provided by the administrator
         -        If  applicable,  accrue  daily  amortization  of  organization expense
         - If applicable, complete daily accrual of Rule 12b-1 Plan expenses

5)       Verify and Record All Daily Income Accruals for Debt Issues:
         ------------------------------------------------------------

         -        Review and verify all interest and amortization reports
         -        Establish security codes to permit income reporting

6)       Monitor Domestic Securities:
         ----------------------------

         -        Monitor information  electronically  received for all domestic securities
         -        Review current daily security trades for dividend activity
         - Interface with the custodian for timely collection and postings of corporate actions, dividends and interest/pre-payments

7)       Enter All Security Trades:
         --------------------------

         - Review verification of trade and interest calculations - Verify settlement through custodian statements
         -        Maintain security ledger transaction reporting
         -        Maintain tax lot holdings
         -        Determine realized gains or losses on security trades
         -        Provide broker commission reporting

8)       Enter All Fund Shares Transactions:
         -----------------------------------

         -        Process activity identified on transfer agent reports
         -        Verify settlement through custodian statements
         -        Reconcile to transfer agency report balances

9)       Prepare Daily Trial Balance:
         ----------------------------

         -        Post manual entries to general ledger
         -        Post custodian bank activity
         -        Post shareholder and security transactions
         -        Post and verify income and expense accruals
         -        Prepare general ledger

10)      Review and Reconcile Custodian Statements:
         ------------------------------------------

         - Verify all posted interest, dividends, expenses, and shareholder and security payments/receipts, etc.
         - Post all cash settlement activity to trial balance and reconcile to ending cash balance accounts
         - Track status of past due items and failed grades with the custodian

11)      Preparation of Accounting Reports:
         ----------------------------------

         -        Trial Balance
         -        Portfolio Valuation
         -        NAV Calculation Report
         -        Cash Availability

                                Monthly Services
                                ----------------

1)       Submission of Monthly Accounting Reports
         ----------------------------------------

2)       Reconcile Asset Listing to Custodian Asset Listing
         --------------------------------------------------

3)       Provide Monthly Analysis and Reconciliation of Trial Balance Accounts
         ---------------------------------------------------------------------

4)       Prepare Documentation Supporting the Preparation of:
         ----------------------------------------------------

         -        SEC yield reporting
         -        Income by state reporting
         -        Standard Industry Code Valuation Report
         -        Alternative Minimum Tax income segregation schedule

                   Annual and (Semiannual) Accounting Services
                   -------------------------------------------

1) Supply auditors with schedules supporting securities and shareholder transactions, income and expense accruals, etc. during the year in accordance with standard audit assistance requirements

2)       Provide Relevant N-SAR Reporting Information